Exhibit 99.B(n)

SEI ASSET ALLOCATION TRUST

AMENDED AND RESTATED

RULE 18F-3 MULTIPLE CLASS PLAN (THE “PLAN”)

DATED DECEMBER 31, 2014

(ORIGINALLY ADOPTED DECEMBER 4, 1995)

Introduction

SEI Asset Allocation Trust (the “Trust”), a registered investment company that consists of separately managed funds listed on Schedule A hereto (each a “Fund” and collectively the “Funds”), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of units of beneficial interest (“Shares”) in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options..

A.            Attributes of Share Classes

1.                                      The rights of each existing class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for the class (each a “Certificate”) attached hereto as an Exhibit.

2.                                      With respect to each class of Shares created hereunder, each Share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class may have different investment eligibility criteria as set forth in each Certificate; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Distribution Plan”), and separately bear any other service fees (“service fees”) that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.            Expense Allocations

With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule18f-3(c).

C.            Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto) each new class of Shares approved by the Board of Trustees after the date hereof.

The Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class A Shares are sold without a sales charge, but are authorized, subject to a Class A shareholder services plan (the “Shareholder Service Plan”), to pay service providers a fee in connection with the ongoing servicing of shareholder accounts owning such A Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class A Shares.

2.                                      Eligibility of Purchasers

Investment in Class A Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement..

3.                                      Exchange Privileges

Class A Shares of each Fund may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectuses and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.                                      Voting Rights

Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class A Shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class A Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class A Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class A Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class D Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class D Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee and a shareholder servicing fee. The Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor under the Distribution and Service Plan approved by the Board of Trustees at an annual rate of up to 1.00% of each Fund’s average daily net assets attributable to Class D Shares. The Distributor will use .75% of the fee it receives for (i) compensation for its services in connection with distribution assistance or provision of shareholder or account maintenance services, or (ii) payments to financial intermediaries, plan fiduciaries, and investment professionals for providing distribution support services, and/or account maintenance services to shareholders (including, where applicable, any underlying beneficial owners) of Class D Shares. The Distributor will use .25% of the fee it receives to compensate service providers for providing ongoing account maintenance and other services to Class D shareholders (including, where applicable, any underlying beneficial owners) identified in the Distribution and Service Plan.

2.                                      Eligibility of Purchasers

Investment in Class D Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement..

3.                                      Exchange Privileges

Class D Shares of each Fund may be exchanged for Class D Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectuses and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.                                      Voting Rights

Each Class D shareholder will have one vote for each full Class D Share held and a fractional vote for each fractional Class D Share held. Class D shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class D (such as a distribution plan or service agreement relating to Class D), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class D shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class D Shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class D Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class D Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class D Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class I Shares are sold without a sales charge, but are authorized: (1) subject to a Class I shareholder services plan (the “Shareholder Service Plan”), to pay service providers a fee in connection with the ongoing servicing of shareholder accounts owning such Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class I Shares; and (2) subject to a Class I administrative services plan (the “Administrative Service Plan”) to pay service providers a fee in connection with ongoing administrative services for shareholder accounts owning such Shares at annual rate of up to 0.25% of average daily net assets attributable to Class I Shares.

2.                                      Eligibility of Purchasers

Investment in Class I Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.                                      Exchange Privileges

Class I Shares of a Fund may be exchanged for Class I Shares of any other Fund of the Trust that creates Class I shares in accordance with the procedures disclosed in the Trust’s Prospectuses and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.                                      Voting Rights

Each Class I shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a distribution plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class I shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class I Shares of a Fund may be converted into another Class of the Fund as set forth herein.  Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class I Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class I Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class I Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

SCHEDULE A

TO THE

SEI ASSET ALLOCATION TRUST

AMENDED AND RESTATED

RULE 18F-3

MULTIPLE CLASS PLAN

DATED DECEMBER 31, 2014

Defensive Strategy Fund

Defensive Strategy Allocation Fund

Conservative Strategy Fund

Conservative Strategy Allocation Fund

Moderate Strategy Fund

Moderate Strategy Allocation Fund

Aggressive Strategy Fund

Tax-Managed Aggressive Strategy Fund

Core Market Strategy Fund

Core Market Strategy Allocation Fund

Market Growth Strategy Fund

Market Growth Strategy Allocation Fund